UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     April 30, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.03                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

Drawdown under $100,000,000 Credit Agreement

On April 30, 2007, Cano Petroleum, Inc. (“Cano”) increased its aggregate borrowings under its currently existing $100,000,000 Credit Agreement (the “Credit Agreement”) among Cano Petroleum, Inc., as borrower, and Union Bank of California, N.A. and Natixis, as lenders, to $28 million.  The interest rate on the amount borrowed fluctuates based on the LIBOR rate plus the applicable margin which ranges from 1.75% - 2.50% based on the utilization level.  The interest rate on April 30, 2007 was 7.32%.  No principal is due until November 29, 2009.  The interest payment dates are May 8, 2007, May 16, 2007 and May 31, 2007.  If the principal is not repaid on those dates, the term and the interest rate of the applicable borrowing may be modified with the term being up to 12 months from the aforementioned dates with interest payments being due at least every 90 days thereafter.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: May 1, 2007	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer